UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Boomers, Inc.
(Name of registrant as specified in its charter)

Nevada	8999	36-4745294
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

20797 Fairway Drive
Patterson, California 95363
(209) 404-8181
(Address and telephone number of registrant’s principal executive offices)

Harold P. Gewerter, Esq.
Law Office of Harold P. Gewerter, Esq., Ltd. 5536 S. Ft. Apache, Suite 102 Las Vegas, Nevada 89148 Telephone: (702) 382-1714 Facsimile No. (702) 382-1759
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one);

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

	Amount to	Proposed	Maximum
Title of Each Class	be	Maximum	Aggregate	Amount of
of Securities to be	Registered	Offering Price	Offering Price	Registration
Registered	(1)	per Share ($)	($)(2)	Fee($)

Shares of Common
Stock, par value	3,000,000	$.01	$30,000	$4.09
$0.001
__________
1	3,000,000 shares are being offered by a direct offering at the price of $.01 per share.

2	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act, based upon the fixed price of the direct offering.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

Boomers, Inc.
3,000,000 Shares of Common Stock
$0.1per share
$30,000 Maximum Offering

Boomers, Inc. (“Boomers” or the "Company") is offering a fixed amount of 3,000,000 shares of its common stock on an all-or-none basis at a fixed price of $0.01 per share.  The price of $0.01 per share is a fixed for the duration of this offering.  There is no minimum number of shares required to be purchased by any individual investor.  The shares are intended to be sold directly through the efforts of Charles Seefeldt, our sole officer and director.  After the effective date of this prospectus, Mr. Seefeldt intends to advertise through personal contacts, telephone, and hold investment meetings.  We will not utilize the Internet or print media to advertise our offering.  Mr. Seefeldt will also distribute the prospectus to potential investors at meetings, to his business associates and to his friends and relatives who are interested in Boomers, Inc. as a possible investment.  For more information, see the section titled "Plan of Distribution" herein.

The proceeds from the sale of the shares in this offering will be payable to Law Offices of Harold P. Gewerter, Esq., Ltd., Client Trust Account f/b/o Boomers, Inc..   All subscription agreements and checks are irrevocable and should be delivered to Law Offices of Harold P. Gewerter, Esq., Ltd. at the address provided on the Subscription Agreement.   All subscription funds will be held in a separate (limited to funds received on behalf of Boomers, Inc.) non-interest bearing Trust Account pending the placement of the fixed amount of 3,000,000 shares of common stock.  If the fixed amount of 3,000,000 shares of common stock is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees.  The Company shall have the right, in its sole discretion, to extend the initial offering period an additional 180 days. See the section entitled "Plan of Distribution” herein.  Neither the Company nor any subscriber shall be entitled to interest no matter how long subscriber funds might be held.

The offering will terminate on the earlier of: (i) the date when all 3,000,000 shares is completed, (ii) 180 days from the effective date of this document, or any extension thereto (can be extended for an additional 180 days at the sole discretion of the Company).  If the offering is extended it will terminate no later than the last day of the second 180-day period.

Prior to this offering, there has been no public market for Boomers, Inc.’s common stock.  We are a development stage company which currently has limited operations and has not generated any revenue. Therefore, any investment involves a high degree of risk.

The Company is a Shell Company as defined by as defined in Rule 405. As such, no shares will be eligible to be sold or transferred under Rule 144 until in excess of one year from the filing of the equivalent of Form 10 information by the Company with the SEC.

The Company and its affiliates and promoters have no plans or intentions to engage in a merger or acquisition with an unidentified company or person. Our Company has a detailed plan of operation as such the Company is not a blank check company.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS” HEREIN ON PAGE 11.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company

Per Share	1	$0.01	$0.00	$0.01
Maximum	3,000,000	$30,000	$0.00	$30,000

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The price of $0.01 per share is a fixed for the duration of this offering.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  BOOMERS, INC.  MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHISE THE OFFER OR SALE IS NOT PERMITTED.

Boomers, Inc. does not plan to use this offering prospectus before the effective date.

The date of this Prospectus is ______________, 2012.

Table of Contents

PART I: INFORMATION REQUIRED IN PROSPECTUS	1

SUMMARY OF PROSPECTUS	4
General Information about the Company	4
The Company shall continue to be deemed an emerging growth company until one of the following conditions are met; either the Company has total gross revenues of $1,000,000,000 at the end of a fiscal year, or the last day of the fifth anniversary date of the first sale of common equity securities pursuant to an effective registration statement, or the three year anniversary date where the Company issued more than 1,000,000,000 in non-convertible debt, or the date which the Company is deemed to be a “large accelerated filer” and means that the Company has a public float over $700,000,000.
As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley but not Section 404(a). Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.
The Offering	7
RISK FACTORS	11
RISKS ASSOCIATED WITH THIS OFFERING	13
USE OF PROCEEDS	15
DETERMINATION OF OFFERING PRICE	16
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES	16
PLAN OF DISTRIBUTION	17
Offering will be Sold by Our Officer and Director	17
Terms of the Offering	17
Deposit of Offering Proceeds	18
Procedures and Requirements for Subscription	19
DESCRIPTION OF SECURITIES	19
INTEREST OF NAMED EXPERTS AND COUNSEL	21
DESCRIPTION OF OUR BUSINESS	21
General Information	21
Business Overview	21
Product Development	22
Marketing	25
Growth Strategy of the Company	26
Competitor Analysis	26
Patents and Trademarks	27
Need for any Government Approval of Products or Services	27
Government and Industry Regulation	27
Research and Development Activities	27
Environmental Laws	27
Employees and Employment Agreements	28
DESCRIPTION OF PROPERTY	28
LEGAL PROCEEDINGS	28
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	28
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	30
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FISCAL DISCLOSURE	34
FINANCIAL DISCLOSURE	34
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	34
BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	35
EXECUTIVE COMPENSATION	35
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	37
FUTURE SALES BY EXISTING STOCKHOLDERS	37
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	37
INDEMNIFICATION	38
AVAILABLE INFORMATION	39
FINANCIAL STATEMENTS	40
Audited Financial Statements as of November 30, 2012	F-2

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS	41

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	41
INDEMNIFICATION OF DIRECTORS AND OFFICERS	41
RECENT SALES OF UNREGISTERED SECURITIES.	42
EXHIBITS.	42
UNDERTAKINGS	43
SIGNATURES	44

PART I: INFORMATION REQUIRED IN PROSPECTUS

Boomers, Inc.
20797 FAIRWAY DRIVE
PATTERSON, CALIFORNIA 95363
(209) 404-8181

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to “we,” “us,” “our” and “Company” refer to “Boomers, Inc.”.

General Information about the Company

Boomers, Inc. was formed in the state of Nevada on October 23, 2012.  We are a development stage company with a principal business as an information and services provider web site.  Our target market is the baby boomers population and we plan to offer information and services that we feel are of value to this market segment.  This is a significant percentage of the population where the age range is from 48 to 66 years of age.  Their needs, wants, and interests are changing as the oldest of the baby boomers reach the age of retirement.  This generation endured periods of difficult economic times as well as periods of prosperity.  In the United States approximately 79 million babies were born during the baby boom.  The baby boom generation is defined as the period following World War II when young males returned to the United States from tours of duty overseas and began families.  This brought about a significant increase in the number of births from 1946 to 1964 and thus was termed the Baby Boom.  This is a substantial segment of the population that has been a significant target of marketing dollars for the last 30 years with changing needs for information and services which we plan to provide.

This generation includes a population that has grown up with significant advances in technology, health care, and general information accessibility.  While the oldest of the market has reached the age of retirement, the youngest end of the generation is, or should be finalizing plans for retirement.  Our website plans to offer information and services to enhance one’s life.   We plan to offer a selection of information and services including financial planning, nutrition, exercise, living and lifestyle options, community and civic engagement, health care, and more.

Current management is comprised of Charles E. Seefeldt, CEO and President.  Due to the development stage of the Company, Mr. Seefeldt distributes part of his time toward the everyday operations and forward movement of the corporation.  Mr. Seefeldt’s responsibilities include development of the website content, oversight of the website design, marketing strategy, and direct the primary operations of the business.

Boomers, Inc. is a development stage company that has not commenced its planned principal operations to date.  Boomers, Inc. plans to launch its full operations approximately six to nine months following the closing of the offering.  Operations to date have been devoted primarily to start-up and development activities, which include the following:

1.	Development of our business plan;

2.	Initial website content development;
•	Financial Services
•	Nutrition
•	Health Care

3.	Initiated initial website design and layout;

4.	Secured web domain “boomersinc.net”;

5.	Conducted due diligence on market and target market.

Boomers, Inc. has identified the following challenges to its success:

1.
Attracting market share to our web site: We have identified pillars of success that we believe will establish our Company as a successful endeavor.  Since its formation, we have placed a conscious effort towards the development of providing our target market with quality information and services content.  Attracting market share and keeping them coming back is paramount to our long-term success.

2.
Effective Marketing Campaign: We have adopted multiple marketing strategies to drive viewers to our site for the purpose of generating revenue.  Initially we must get customers to our website so we are focusing particular attention to address this issue.  We plan to constantly monitor the effectiveness of our marketing efforts and make changes as necessary.

3.
Constantly monitor and appeal to our target market: We plan to constantly monitor our target market and place emphasis on keeping up to date with the latest content and trends.  Constantly updating our site we believe will entice viewers to bookmark our site for frequent visits.  Our overall business philosophy is to attract initial viewers, keep them coming back, and provide them with a satisfied experience so they speak positively about our web site and tell their friends and acquaintances.

The Company believes that raising $30,000 through the sale of common equity is sufficient for the company to become operational and sustain operations through the next twelve (12) months. The capital we are raising has been budgeted to launch our website and to become a fully reporting company.  Unfortunately, there can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flow from revenue generated will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

Boomers, Inc. currently has one officer and director. This individual allocates time and personal resources to Boomers, Inc. on a part-time basis and devotes approximately 15 hours a week to the Company.  Once the public offering is closed, Mr. Seefeldt plans to spend the time necessary to oversee the development of the website content, oversight of the website design, marketing strategy, and direct the primary operations of the business.

As of the date of this prospectus, Boomers, Inc. has 10,000,000 shares of $0.001 par value common stock issued and outstanding.

Boomers, Inc. has administrative offices located at 20797 Fairway Drive, Patterson, California 95363.  Mr. Seefeldt, our sole office and director, provides the office on a rent free basis.

Boomers, Inc.’s fiscal year end is November 30.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of —

The Company shall continue to be deemed an emerging growth company until one of the following conditions are met; either the Company has total gross revenues of $1,000,000,000 at the end of a fiscal year, or the last day of the fifth anniversary date of the first sale of common equity securities pursuant to an effective registration statement, or the three year anniversary date where the Company issued more than 1,000,000,000 in non-convertible debt, or the date which the Company is deemed to be a “large accelerated filer” and means that the Company has a public float over $700,000,000.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley but not Section 404(a).   Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended t ransition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.  This means that the Company will have to comply with new or revised accounting standards as they are implemented.

The Offering

The following is a brief summary of this offering.  Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

Securities Being Offered:	Boomers, Inc. is offering an all-or-none, self-underwritten basis, a fixed amount of 3,000,000 shares of its common stock.

Offering Price per Share:	$.01

Offering Period:
The shares are being offered for a period not to exceed 180 days.  There is no minimum number of shares required to be purchased by any individual investor.  This is an all-or-none offering; if the fixed amount is not achieved within 180 days of the date of this prospectus, all subscription funds from the escrow account will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees.  The offering will terminate on the earlier of: (i) the date when the sale of all 3,000,000 shares is completed, (ii) 180 days from the effective date of this document.  The Company shall have the right, in its sole discretion, to extend the initial offering period an additional 180 days.  If the offering is extended it will terminate no later than the last day of the second 180-day period.

Escrow Account:
The subscription proceeds from the sale of the shares in this offering will be payable to “Law Offices of Harold P. Gewerter, Esq., Ltd., Client Trust Account f/b/o Boomers, Inc.” and will be deposited in a separate (limited to funds received on behalf of Boomers, Inc.) non-interest bearing law office trust bank account until the all-or-none fixed amount of the Offering proceeds are raised.  No interest will be available for payment to either the Company or the investors (since the funds are being held in a non-interest bearing account).  All subscription funds will be held in trust pending the achievement all-or-none fixed amount of the offering and no funds shall be released to Boomers, Inc. until such a time as the all-or-none fixed amount of proceeds are raised (see the section titled "Plan of Distribution" herein).  Release of the funds to the Company is based upon our escrow agent, Law Offices of Harold P. Gewerter, Esq. Ltd., reviewing the records of the depository institution holding the escrow to verify that that the checks have cleared prior to releasing the funds to the Company.  Written notice will be mailed to each investor that the all-or-none fixed amount of proceeds has been received and the offering proceeds have been distributed to the Company.  All subscription agreements and checks should be delivered to Law Offices of Harold P. Gewerter, Esq., Ltd.  Failure to do so will result in checks being returned to the investor who submitted the check. Boomers, Inc.’s escrow agent, Law Offices of Harold P. Gewerter, Esq., Ltd., acts as legal counsel for Boomers, Inc. and is therefore not an independent third party.

The offering will terminate on the earlier of: (i) the date when the sale of all 3,000,000 shares is completed, (ii) 180 days from the effective date of this document.  The Company shall have the right, in its sole discretion, to extend the initial offering period an additional 180 days.  If the offering is extended it will terminate no later than the last day of the second 180-day period.

The Escrow Agent (and any successor escrow agent) at any time may be discharged from its duties and obligations hereunder by the delivery to it of a notice of termination signed by the Company, or at any time the Escrow Agent may resign by giving written notice to such effect to the Issuer.  Upon any such termination or resignation, the Escrow Agent shall deliver the Escrowed Amounts or the Fund to any successor escrow agent jointly designated by the parties thereto in writing, or to any court of competent jurisdiction if no such successor escrow agent is agreed upon, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement.  The termination of services or resignation of the Escrow Agent shall take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day that is 30 days after the date of delivery: (A) to the Escrow Agent of the parties’ notice of termination or (B) to the parties thereto of the Escrow Agent’s written notice of resignation.  If at that time the Escrow Agent has not received a designation of successor escrow agent, the Escrow Agent’s sole responsibility after that time shall be to keep the Escrowed Amounts or the Fund safe until receipt of a designation of a successor escrow agent or a joint written disposition instruction by the parties thereto or an enforceable order of a court of competent jurisdiction.  The resigning Escrow Agent shall be entitled to be reimbursed by the Issuer for any expenses incurred in connection with its resignation, transfer of the Fund to a successor escrow agent or distribution of the Fund.

Net Proceed to Company:	$30,000

Use of Proceeds:	We intend to use the proceeds to expand our business operations.

Number of Shares Outstanding
Before the Offering:	10,000,000 common shares

Number of Shares Outstanding
After the Offering:	13,000,000 common shares

The offering price of the common stock bears no relationship to any objective criterion of value and has been arbitrarily determined. The price does not bear any relationship to Boomers, Inc. assets, book value, historical earnings, or net worth.

Boomers, Inc. will apply the proceeds from the offering to pay for accounting fees, legal and professional fees, marketing, office supplies, website design fees, website development costs, and other administrative related costs.

The Company has not presently secured an independent stock transfer agent. Boomers, Inc. has identified several agents to retain that will facilitate the processing of the certificates upon closing of the offering.  The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering, or as soon thereafter as practicable.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for Boomers, Inc. common stock exists. Please refer to the sections herein titled “Risk Factors” and “Dilution” before making an investment in this stock.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from Boomers, Inc.’s Audited Statements of Operations for the period from inception (October 23, 2012) to November 30, 2012.  The accompanying notes are an integral part of these financial statements and should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

As shown in the financial statements accompanying this prospectus, Boomers, Inc. has had no revenues to date and has incurred only losses since its inception.  The Company has had no operations and has been issued a “going concern” opinion from our accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

(Balance of the Page Intentionally Left Blank)

Table: Audited Statement of Operations data

BOOMERS, INC. (A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

For the period from October 23, 2012 (Date of Inception) to November 30, 2012

REVENUE:
Sales	$-

OPERATING EXPENSES
Selling, general and administrative expenses	5,000
TOTAL OPERATING EXPENSES	5,000

NET LOSS	$(5,000)

NET LOSS PER COMMON SHARE, BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	7,894,737

See notes to the financial statements

RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:

CHARLES SEEFELDT, THE SOLE OFFICER AND DIRECTOR OF THE COMPANY, CURRENTLY DEVOTES APPROXIMATELY 15 HOURS PER WEEK TO COMPANY MATTERS.  ONCE THE PUBLIC OFFERING IS CLOSED, MR. SEEFELDT PLANS TO SPEND THE TIME NECESSARY TO FINALIZE DEVELOPMENT OF THE WEBSITE CONTENT, OVERSEE THE WEBSITE DESIGN, DIRECT THE SALES AND MARKETING CAMPAIGN, AND DIRECT THE PRIMARY OPERATIONS OF THE BUSINESS.  HE DOES NOT HAVE ANY PUBLIC COMPANY EXPERIENCE AND IS INVOLVED IN OTHER BUSINESS ACTIVITIES.  THE COMPANY'S NEEDS COULD EXCEED THE AMOUNT OF TIME OR LEVEL OF EXPERIENCE HE MAY HAVE.  THIS COULD RESULT IN HIS INABILITY TO PROPERLY MANAGE COMPANY AFFAIRS, RESULTING IN OUR REMAINING A START-UP COMPANY WITH NO REVENUES OR PROFITS.

Our business plan does not provide for the hiring of any additional employees on a full-time basis until revenue will support the expense.  Until that time, the responsibility of developing and furthering the company's business, offering and selling of the shares through this prospectus, and fulfilling the reporting requirements of a public company all fall upon Charles Seefeldt. While Mr. Seefeldt has business experience including management, he does not have experience in a public company setting, including serving as a principal accounting officer or principal financial officer. We have not formulated a plan to resolve any possible conflict of interest with his other business activities.  In the event he is unable to fulfill any aspect of his duties to the company we may experience a shortfall or complete lack of revenue resulting in little or no profits and eventual closure of the business.

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, THE COMPANY HAS GENERATED NO REVENUES AND DOES NOT HAVE AN OPERATING HISTORY; AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

The Company was incorporated on October 23, 2012; we have not yet commenced our full scale business operations and we have not yet realized any revenues. We have minimal operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incurred significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

INVESTOR FUNDS HOLDING PERIOD AND FUNDS REQUIRED TO SUSTAIN OPERATIONS DURING THE OFFERING PERIOD.

Investors’ funds may be held for up to one year before the offering either closes or the funds are returned to investors with no interest (for a detailed description of the offering please see section titled “Plan of Distribution” and sub-section “Terms of the Offering”). Until the Company receives funds from the raise, Mr. Seefeldt, our sole office and director, has agreed to advance the Company funds to meet its obligations. We anticipate the costs of these obligations could total approximately $5,000 and these advances will not be repaid from the raised funds. While management estimates $5,000 for such costs; there is no maximum amount of funds that Mr. Seefeldt has agreed to provide. Mr. Seefeldt, because he is the sole officer and director, and although he has orally agreed to fund such amounts, as the sole officer and director such agreement is not binding and therefore it is within his sole discretion to provide such funds.

DISCRETION OVER THE USE OF PROCEEDS RAISED IN THIS OFFERING

Management of the Company has allocated the proceeds from this offering based on our planned operations and current objectives. (Please refer to section titled “Use of Proceeds” for a detailed itemization of the allocation of funds). Management has the discretion to reallocate line item expenditures as required for ongoing operations.

OUR PRINCIPAL SHAREHOLDERS MAY CAUSE BOOMERS, INC. TO ISSUE ADDITIONAL SHARES AFTER THE OFFERING IN ORDER TO FUND THE BUSINESS AND THEREBY FURTHER DILUTE THE HOLDINGS OF ANY PURCHASERS SHARES IN THIS OFFERING.

Our principal shareholders may cause Boomers, Inc. to issue additional shares after the offering in order to fund the business and thereby further dilute the holdings of any purchasers in this offering.

RISKS RELATED TO OUR FINANCIAL CONDITION AND CAPITAL REQUIREMENTS AUDITOR’S GOING CONCERN

As shown in the financial statements accompanying this prospectus, Boomers, Inc. has had no revenues to date and has incurred only losses since its inception.  The Company has had no operations and has been issued a “going concern” opinion from our accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

WE DO NOT YET HAVE ANY SUBSTANTIAL ASSETS AND ARE TOTALLY DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO FULLY FUND OUR BUSINESS.  IF WE DO NOT SELL THE SHARES IN THIS OFFERING WE WILL HAVE TO SEEK ALTERNATIVE FINANCING TO COMPLETE OUR BUSINESS PLANS OR ABANDON THEM.

Boomers, Inc. has limited capital resources. To date, the Company has funded its operations from limited funding and has not generated sufficient cash from operations to be profitable.  Unless Boomers, Inc. begins to generate sufficient revenues to finance operations as a going concern, Boomers, Inc. may experience liquidity and solvency problems.  Such liquidity and solvency problems may force Boomers, Inc. to cease operations if additional financing is not available. No known alternative resources of funds are available to Boomers, Inc. in the event it does not have adequate proceeds from this offering. However, Boomers, Inc. believes that the net proceeds of the Offering will be sufficient to satisfy the launch and operating requirements for the next twelve months.

WE CANNOT PREDICT WHEN OR IF WE WILL PRODUCE REVENUES, WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

We have not generated any revenue to date from operations. In order for us to continue with our plans and operating our business, we must raise our initial capital through this offering. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

OUR CONTINUED OPERATIONS DEPEND ON THE MARKETS ACCEPTANCE OF OUR PLANNED OPERATIONS. IF THE MARKET DOES NOT FIND OUR INFORMATION AND SERVICES DESIRABLE AND WE CANNOT ESTABLISH A CUSTOMER BASE, WE MAY NOT BE ABLE TO GENERATE ANY REVENUES, WHICH COULD RESULT IN A FAILURE OF OUR BUSINESS AND A LOSS OF ANY INVESTMENT YOU MAKE IN OUR SHARES.

The ability to offer information and services that the market accepts is critically important to our success. We cannot be certain that the information and services we plan to offer will be accepted by the marketplace.  As a result, there may not be any demand and our revenue stream could be limited and we may never realize any revenues. In addition, there are no assurances that the Company will generate revenues in the future even if we alter our information and services, marketing efforts and pursue alternative or complementing revenue generating services in the future.

THE LOSS OF THE SERVICES OF CHARLES SEEFELDT COULD SEVERELY IMPACT OUR BUSINESS OPERATIONS AND FUTURE DEVELOPMENT OF OUR BUSINESS MODEL, WHICH COULD RESULT IN A LOSS OF REVENUES AND YOUR INABILITY TO EVER SELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

Our performance is substantially dependent upon the professional expertise of our President, Charles Seefeldt. If he were unable to perform his services, this loss of the services could have an adverse effect on our business operations, financial condition and operating results if we are unable to replace him with another individual qualified to develop and market our information and services.  The loss of his services could result in a loss of revenues, which could result in a reduction of the value of any shares you purchase in this offering.

THE WORLD-WIDE-WEB MARKETPLACE IS HIGHLY COMPETITIVE. IF WE CANNOT DEVELOP AND MARKET DESIRABLE INFORMATION AND SERVICES THAT THE MARKETPLACE AND INDIVIDUALS ARE WILLING TO PURCHASE, WE WILL NOT BE ABLE TO COMPETE SUCCESSFULLY, OUR BUSINESS MAY BE ADVERSELY AFFECTED AND WE MAY NEVER BE ABLE TO GENERATE ANY REVENUES.

Boomers, Inc. has many potential competitors in the internet information and services marketplace.  Competitors such as AARP (American Association of Retired Persons) and seniordiscounts.com are well established in the marketplace and have a substantial number of members.  We acknowledge that our competition is competent, experienced, and they have greater financial, development, and marketing resources than we do at the present. Our ability to compete may be adversely affected by the ability of these competitors to devote greater resources to site development, and marketing of their information and services than are available to us.

Some of Boomers, Inc.’s competitors may also offer a wider range of information and services and have greater name recognition.  They have greater customer loyalty bases and these competitors may be able to respond more quickly to new or changing opportunities and market swings.  In addition, our competitors may be able to undertake more extensive promotional activities, offer a wider variety of services and that are more attractive and comprehensive than Boomers, Inc. at the present.

BOOMERS, INC. MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE.

Boomers, Inc. has limited capital resources. Unless Boomers, Inc. begins to generate sufficient revenues to finance operations as a going concern, Boomers, Inc. may experience liquidity and solvency problems. Such liquidity and solvency problems may force Boomers, Inc. to cease operations if additional financing is not available. No known alternative resources of funds are available to Boomers, Inc. in the event it does not have adequate proceeds from this offering. However, Boomers, Inc. believes that the net proceeds of the Offering will be sufficient to satisfy the start-up and operating requirements for the next twelve months.

RISKS ASSOCIATED WITH THIS OFFERING

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES. UNLESS WE ARE SUCCESSFUL IN SELLING THE SHARES AND RECEIVING THE PROCEEDS FROM THIS OFFERING, WE MAY HAVE TO SEEK ALTERNATIVE FINANCING TO IMPLEMENT OUR BUSINESS PLANS AND YOU WOULD RECEIVE A RETURN OF YOUR ENTIRE INVESTMENT.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. He will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that he will be able to sell any of the shares. In the event we do not sell all of the shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Boomers, Inc. or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

INVESTORS IN THIS OFFERING WILL BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION

The principal shareholder of Boomers, Inc. is Charles Seefeldt who also serves as its Director, President, Secretary, and Treasurer.  Mr. Seefeldt holds 10,000,000 restricted shares of Boomers, Inc. common stock.  Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial “dilution.”  Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additional sales of Boomers, Inc. common stock in the future could result in further dilution. Please refer to the section titled “Dilution” herein.

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION MAKING BECAUSE CHARLES SEEFELDT, BOOMERS, INC.’S OFFICER, DIRECTOR AND SHAREHOLDER CONTROLS ALL OF BOOMERS, INC. ISSUED AND OUTSTANDING COMMON STOCK.

Presently, Charles Seefeldt, Boomers, Inc.’s President, Secretary, and Treasurer and Director beneficially owns 100% of the outstanding common stock. Because of such ownership, investors in this offering will have limited control over matters requiring approval by Boomers, Inc. security holders, including the election of directors. Mr. Seefeldt would retain 77% ownership in Boomers, Inc. common stock assuming the offering is attained.  Such concentrated control may also make it difficult for Boomers, Inc. stockholders to receive a premium for their shares of Boomers, Inc. common stock in the event Boomers, Inc. enters into transactions, which require stockholder approval. In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of Boomers, Inc. For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director for cause, which could make it more difficult for a third party to gain control of the Board of Directors. This concentration of ownership limits the power to exercise control by the minority shareholders.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE.  WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the estimated $5,300 cost of this Registration Statement to be paid from proceeds raised. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.

This prospectus contains forward-looking statements about Boomers, Inc. business, financial condition, and prospects that reflect Boomers, Inc. management’s assumptions and beliefs based on information currently available. Boomers, Inc. can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of Boomers, Inc. assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within Boomers, Inc.’s control and that may have a direct bearing on operating results include, but are not limited to, acceptance of our information and services, effectiveness of our marketing, our ability to attract viewers, management’s ability to raise capital in the future, the retention of key employees and potential changes in the regulation of the industry in which Boomers, Inc. functions.

There may be other risks and circumstances that management may be unable to predict to sustain operations. When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

USE OF PROCEEDS

USE OF PROCEEDS

The following Use of Proceeds is based on estimates made by management.  The Company planned the Use of Proceeds after deducting estimated offering expenses estimated to be $5,300.  Management prepared the milestones based on placement of the entire offering.  The costs associated with operating as a public company are included in our budget and management is responsible for the preparation of the required documents to keep the costs to a minimum.  We estimate generating revenue approximately six to nine months following closing of the offering.

Boomers, Inc. intends to use the proceeds from this offering as follows:

	Maximum
Application of Proceeds	$	% of total

Total Offering Proceeds	30,000	100.00

Offering Expenses
Legal & Professional Fees	1,500	5.00
Accounting Fees	2,200	7.33
Edgar Fees	800	2.67
Blue-sky fees	800	2.67
Total Offering Expenses	5,300	17.67

Net Proceeds from Offering	24,700	82.33

Use of Net Proceeds
Accounting Fees	4,450	14.83
Legal and Professional Fees	2,500	8.33
Office Supplies	1,750	5.83
Sales & Marketing	4,000	13.33
Website Design	3,500	11.67
Website Development	7,000	23.33
Working Capital	1,500	5.00
Total Use of Net Proceeds	24,700	82.33

Total Use of Proceeds	30,000	100.00

Notes:

None of the proceeds allocated are intended to pay the CEO, or directors of the Company.

The category of General Working Capital may include, but is not limited to, postage, telephone services, overnight delivery services and other general operating expenses.

The foregoing represents our best estimate of the allocation of the proceeds of this offering based on planned use of funds for the our operations and current objectives. Any line item amounts not expended completely shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to Boomers, Inc.’s assets, book value, historical earnings, or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net Book Value” is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of Boomers, Inc.’s issued and outstanding stock. This is due in part because of the common stock issued to the Boomers, Inc.’s officer, director, and employee totaling 13,000,000 shares at par value $0.001 per share versus the current offering price of $0.01 per share. Boomers, Inc.’s net book value on November 30, 2012 was $5,100. Assuming all 3,000,000 shares offered are sold, and in effect Boomers, Inc. receives fixed amount of estimated proceeds of this offering from shareholders, Boomers, Inc.’s net book value will be approximately $0.0023 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.0077 per share while the Boomers, Inc. present stockholder will receive an increase of $0.0018 per share in the net tangible book value of the shares that he holds. This will result in a 77.00% dilution for purchasers of stock in this offering.

This table represents a comparison of the prices paid by purchasers of the common stock in this offering and the individual who purchased and received shares in Boomers, Inc. previously:

Maximum
Offering

Book Value Per Share Before the Offering	$0.0005

Book Value Per Share After the Offering (1)	$0.0023

Net Increase to Original Shareholders	$0.0018

Decrease in Investment to New Shareholders	$0.0077

Dilution to New Shareholders (%)	77.00%

Note:

(1)	Calculations based on after deducting Offering Expenses estimated in aggregate, at $5,300.

PLAN OF DISTRIBUTION

Offering will be Sold by Our Officer and Director

This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits our officer and director to sell the Shares directly to the public, with no commission or other remuneration payable to him for any Shares he sells. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer.  After the effective date of this prospectus, Mr. Seefeldt, the sole officer and director, intends to advertise through personal contacts, telephone, and hold investment meetings.  We do not intend to use any mass-advertising methods such as the Internet or print media.  Mr. Seefeldt will also distribute the prospectus to potential investors at meetings, to his business associates and to his friends and relatives who are interested in Boomers, Inc. as a possible investment.  In offering the securities on our behalf, Mr. Seefeldt will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Mr. Seefeldt will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth the conditions under which a person associated with an Issuer, may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.	Mr. Seefeldt is an officer and director and is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of his participation; and

b.
Mr. Seefeldt is an officer and director and will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Mr. Seefeldt is an officer and director and is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

d.
Mr. Seefeldt is an officer and director and meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a) (4) (iii).

Our officer, director, control person and affiliates of same will not purchase any shares in this offering.

Terms of the Offering

Boomers, Inc. is offering, on an all-or-none, self-underwritten basis, a fixed amount of 3,000,000 shares of its common stock.

Boomers, Inc. is offering, on an all-or-none, self-underwritten basis, a fixed amount of 3,000,000 shares of its common stock at a fixed price of $0.01 per share.  The price of $0.01 per share is fixed for the duration of the offering. There is no minimum number of shares required to be purchased by any individual investor.  This is the initial offering of Common Stock of Boomers, Inc. and no public market exists for the securities being offered.  The shares are intended to be sold directly through the efforts of Charles Seefeldt, our sole officer and director.  No commission or other compensation related to the sale of the shares will be paid to our officer and director.  Mr. Seefeldt, intends to place the offering through personal contacts, telephone, and hold investment meetings.  We do not intend to use any mass-advertising methods such as the Internet or print media.  Mr. Seefeldt will also distribute the prospectus to potential investors at meetings, to his business associates and to his friends and relatives who are interested in Boomers, Inc. as a possible investment.  The shares are being offered for a period not to exceed 180 days.  If the all-or-none fixed amount is not achieved within 180 days of the date of this prospectus, all subscription funds from the escrow account will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees.  The offering will terminate on the earlier of: (i) the date when the sale of all 3,000,000 shares is completed, (ii) 180 days from the effective date of this document.  The Company shall have the right, in its sole discretion, to extend the initial offering period an additional 180 days.  If the offering is extended; it will terminate no later than the last day of the second 180-day period.

For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

The subscription proceeds from the sale of the shares in this offering will be payable to “Law Offices of Harold P. Gewerter, Esq., Ltd., Client Trust Account f/b/o Boomers, Inc.” and will be deposited in a separate (limited to funds received on behalf of Boomers, Inc.) non-interest bearing law office trust bank account until the all-or-none fixed amount of proceeds are raised.  No interest will be available for payment to either the Company or the investors (since the funds are being held in a non-interest bearing account).  All subscription funds will be held in trust pending placement of the all-or-none fixed amount of 3,000,000 shares of common stock (see the section titled "Plan of Distribution" herein).  Release of the funds to the Company is based upon our escrow agent, Law Offices of Harold P. Gewerter, Esq. Ltd., reviewing the records of the depository institution holding the escrow to verify that that the checks have cleared prior to releasing the funds to the Company.  Written notice will be mailed to each investor that the fixed amount has been received and the offering proceeds have been distributed to the Company.  All subscription agreements and checks should be delivered to Law Offices of Harold P. Gewerter, Esq., Ltd.  Failure to do so will result in checks being returned to the investor who submitted the check. Boomers, Inc.’s escrow agent, Law Offices of Harold P. Gewerter, Esq., Ltd., acts as legal counsel for Boomers, Inc. and is therefore not an independent third party.

The officer and director of the issuer and any affiliated parties thereof will not participate in this offering.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this Prospectus, Boomers, Inc. has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if Boomers, Inc. were to enter into such arrangements, Boomers, Inc. will file a post-effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the Prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which Boomers, Inc. has complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available.  As of the date of this Prospectus, Boomers, Inc. has identified Nevada, California and Florida as the states where the offering will be sold.

Deposit of Offering Proceeds

The subscription proceeds from the sale of the shares in this offering will be payable to “Law Offices of Harold P. Gewerter, Esq., Ltd., Client Trust Account f/b/o Boomers, Inc.” (“Trust Account”) and will be deposited in a separate (limited to funds received on behalf of Boomers, Inc.) non-interest bearing law firm trust bank account. All subscription agreements and checks should be delivered to “Law Offices of Harold P. Gewerter, Esq., Ltd., 5536 S. Ft. Apache, Suite 102, Las Vegas, Nevada 89148.  Failure to do so will result in checks being returned to the investor, who submitted the check.  All subscription funds will be held in the Trust Account pending placement of the all-or-none fixed amount of securities.  No funds shall be released to Boomers, Inc. until such a time as the placement of the all-or-none fixed amount of securities is achieved (see the section titled "Plan of Distribution" herein).  If the fixed amount of securities is not achieved within 180 days of the date of this prospectus, and the company decides not to extend the offering, all subscription funds from the escrow account will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees.  All subscription agreements and checks should be delivered to Law Offices of Harold P. Gewerter, Esq., Ltd.  Failure to do so will result in checks being returned to the investor who submitted the check. Boomers, Inc.’s escrow agent, Law Offices of Harold P. Gewerter, Esq., Ltd., acts as legal counsel for Boomers, Inc. and is therefore not an independent third party.  The offering will terminate on the earlier of: (i) the date when the sale of all 3,000,000 shares is completed, (ii) 180 days from the effective date of this document.  The Company shall have the right, in its sole discretion, to extend the initial offering period an additional 180 days.   If the offering is extended; it will terminate no later than the last day of the second 180-day period.

The fee of the Escrow Agent is $2,500.00. (See Exhibit 99.2).

Procedures and Requirements for Subscription

Prior to the effectiveness of the Registration Statement, the Issuer has not provided potential purchasers of the securities being registered herein with a copy of this prospectus.  Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99.1 and sending it together with payment in full to “Law Offices of Harold P. Gewerter, Esq., Ltd., Client Trust Account f/b/o Boomers, Inc.” 5536 S. Ft. Apache, suite 102, Las Vegas, Nevada 89148.  All payments are required in the form of United States currency either by personal check, bank draft, bank wire, or by cashier’s check. There is no minimum number of shares required to be purchased by any individual investor.  Boomers, Inc. reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once Boomers, Inc. accepts a subscription, the subscriber cannot withdraw it.

DESCRIPTION OF SECURITIES

Boomers, Inc.’s authorized capital stock consists of 5,000,000 shares of preferred stock with a par value $.001, and 70,000,000 shares of common stock with a par value $.001 per share.

PREFERRED STOCK

Boomers, Inc. has no current plans to either issue any preferred stock or adopt any series, preferences, or other classification of the 5,000,000 shares of preferred stock authorized with a par value $.001 as stated in the Articles of Incorporation.  As stated in the Articles of Incorporation, the Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the laws of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders. Any shares of issued preferred stock would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring, or preventing a change in control of the company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek shareholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

COMMON STOCK

Boomers, Inc.’s authorized capital stock consists of 70,000,000 shares of common stock, with a par value of $0.001 per share.

The holders of our common stock:

1.	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2.	Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution, or winding up of corporate affairs;

3.	Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.	Are entitled to one vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of Boomers, Inc. common stock do not have cumulative voting rights. Cumulative voting rights are described as holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of Boomers, Inc. directors.

PREEMPTIVE RIGHTS

No holder of any shares of Boomers, Inc. stock has preemptive or preferential rights to acquire or subscribe for any shares not issued of any class of stock or any unauthorized securities convertible into or carrying any right, option, or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

CASH DIVIDENDS

As of the date of this prospectus, Boomers, Inc. has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. Boomers, Inc. does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, Boomers, Inc. will furnish its shareholders with annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statements for the period from inception (October 23, 2012) to November 30, 2012 are included in this prospectus.  They were audited by Peter Messineo Certified Public Accountant, PCAOB Registered Auditor, 1982 Otter Way, Palm Harbor, Florida 34685.  We included the financial statements and report in their capacity as authority and experts in accounting and auditing.

The Law Office of Harold P. Gewerter Esq., Ltd. 5536 S. Ft. Apache, Suite 102, Las Vegas, Nevada 89148, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.  The Law Office of Harold P. Gewerter, Esq., Ltd. is the named escrow agent for establishing a non-interest bearing bank account at the branch of Wells Fargo Bank and bearing the title set forth on the Information.  The Escrow Agent fee is $2,500.00 and is payable upon establishing the escrow account.

DESCRIPTION OF OUR BUSINESS

General Information

Boomers, Inc. was incorporated in the State of Nevada on October 23, 2012 under the same name. Since inception, Boomers, Inc. has not generated revenues and has accumulated losses in the amount of $5,000 as of audit date as of audit date November 30, 2012.  Boomers, Inc. has never been party to any bankruptcy, receivership or similar proceeding, nor has it undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

Boomers, Inc. has yet to commence full scale planned operations.  As of the date of this Registration Statement, Boomers, Inc. has commenced only minimal operations and has not generated revenues. The Company will not be profitable until it derives sufficient revenues and cash flows from its web site.  Boomers, Inc. believes that, if it obtains the proceeds from this offering, it will be able to implement the full business plan and conduct business pursuant to the business plan for the next twelve months.

Boomers, Inc.’s administrative office is located at 20797 Fairway Drive, Patterson, California 95363.

Boomers, Inc.’s fiscal year end is November 30.

Business Overview

Boomers, Inc. is a development stage information and services provider web site located in Patterson, California.  Our target market is the baby Boomers population and we plan to offer information and services that we feel are of value to this market segment.  This is a significant percentage of the population where the age range is from 48 to 66 years of age.  Their needs, wants, and interests are changing as the oldest of the baby boomers reach the age of retirement.  This generation endured periods of difficult economic times as well as periods of prosperity.  In the United States approximately 79 million babies were born during the baby boom.  The baby boom generation is defined as the period following World War II when young males returned to the United States from tours of duty overseas and began families.  This brought about a significant increase in the number of births from 1946 to 1964 and thus was termed the Baby Boom.  This is a substantial segment of the population that has been a significant target of marketing dollars for the last 30 years with changing needs for information and services which we plan to provide.

This generation includes a population that has grown up with significant advances in technology, health care, and general information accessibility.  While the oldest of the market has reached the age of retirement, the youngest end of the generation is, or should be finalizing plans for retirement.  Our website plans to offer information and services to enhance one’s life.   We plan to offer a selection of information and services including financial planning, nutrition, exercise, living and lifestyle options, community and civic engagement, and health care.

Current management is comprised of Mr. Charles Seefeldt, CEO and President.  Due to the current status of funding, Mr. Seefeldt distributes part of his time toward the everyday operations and forward movement of the corporation.  Mr. Seefeldt’s responsibilities include mapping the overall web content, development of the creative content, marketing strategy, and direct the primary operations of the business.  Mr. Seefeldt himself is included in our targeted age range and furthermore, his work as a real estate agent reinforces his beliefs in the project.  As the real estate market slowly recovers he has noticed that buyers are asking more questions about local amenities and specifically maturing population related questions.  Their concerns included questions about state or local programs involving housing, workforce development programs, and community activities.  Boomers, Inc. was founded on the premise of answering these questions and more.

Boomers, Inc. is currently seeking to raise a fixed amount of $30,000 to initiate full planned business operations.  Please refer to the Section titled Initial “Use of Proceeds” for a complete breakdown of the first 12 months.

Current Management Responsibilities

Technical Management	Management/Professional
-Site Content Coordinator	Mr. Seefeldt
-Site Layout	Mr. Seefeldt/Consultant
-Investment Capital Coordinator	Mr. Seefeldt

Marketing Management
-Advertising	Mr. Seefeldt
-Outside Sales	Outside Commission Sales Force
-Promotions	Mr. Seefeldt

Financial Management
-Auditing	Peter Messineo
-Capital Disbursement Management	Mr. Seefeldt
-Financial Statement Preparation and Analysis	Judith Norstrud
-Tax Preparation	RCF Consulting

Product  Development

Included in the initial content of our site we plan to offer a selection of information and services from financial services/advise, health care including physician videoconferencing, and nutrition . The site is going to offer multiple levels of search criteria. For example; financial services options are a more localized or regional need and we initially plan to focus on the Southern California geographic area. W e plan to offer searches by zip code or name of city and all available financial planners that service that area will appear. Whereas searching for items related to health and well-being may include specialty food products and supplements and assuming it is not an immediate need, then all suppliers that offer shipping are an option. Links will be available to expedite the user to the site or banner advertising may pop up as a side-bar and give the user an option. Upon further development of the site we will tailor each selection of information and services so it is extremely user friendly and as comprehensive as possible.

Upon launch of our site we plan to offer a variety of information and services. For services such as Financial Services we initially plan to market to Southern California geographic region. We plan to secure affiliations and joint-venture relationships with companies that are referenced in our content. For content such as Nutrition it is not geographically sensitive to generating revenue. The content may include articles and forums on diets and alternative healthy products. We plan to include hyperlinks within the articles where the reader can click and then they be taken directly to a web site where these items or products can be purchased. We would only incur the cost of the content and derive revenue from the referral. We have provided a brief description of the content and subjects we plan to include in our site. Our goal is to provide information and services for the baby Boomers age population.

We plan to create the content for our site from internal efforts and from outsourcing. We have identified companies that can provide content for our categories. These companies offer vast libraries of content which can be tailored to meet our specific needs. In addition to existing content they already have available to us they offer free-lance writers that we can commission to create content. They charge $25-$40 for every 400 words and we have budgeted sufficient funds for this content development expense in our Website Development line item in the Use of Proceeds section.

We have provided below some of the content that we plan to incorporate in our website:

Health Care

Healthcare is among the most pressing issues, and as we age we have more healthcare needs.  “In 2011, the first of the Baby Boomers reach age 65, and by 2030 more than 70 million Americans will be 65 or older, representing nearly one in five Americans.  That figure is twice the number that had reached that milestone in 2000.” (source: http://www.alzinfo.org/08/alz-guide/prepare-aging-population). Aging people account for a vastly disproportionate amount of percentages in health care services and as a result, there is going to be an ever increasing need for all areas of healthcare.  Healthcare is an extremely broad encompassing subject which we have selected a few of the more pressing and emerging areas to offer content.

Physician Videoconferencing

A growing number of practicing physicians in the US communicate with patients via online videoconferencing.  This is a relatively new use of electronic communication for physicians and certain specialty areas of practice are more likely to embrace videoconferencing with patients.  These specialties are areas where a tactile exam for non-urgent and follow-up care is more prevalent.  A weight loss doctor is one medical practice where this service is ideal.  Weight loss and weight management may include a number of specialists including hormone therapists, nutritionists, pharmacists, and psychologists to mention a few.  This form of communication enables the lead physician to collaborate care with the specialists in the presence of the patient regardless of the distance.  Web and videoconferencing can also expedite diagnosis and is even more of a benefit to people in rural areas.  Bedside manner aside, gone are the days when doctors actually went from house to house treating patients.  Physicians that are most amenable to video chats and video conferencing cite it reinforces the face-to-face element.

Financial Services

Regardless of whether your age is at the end of the baby boom era or the beginning; financial planning is a necessity and changes with age.  Individuals at the end of the baby boom era (age 48) should re-access their financial plans based on how much longer they plan to work, how healthy they are, and where they see themselves living in the next 15-20 years.  Individuals at the beginning of the baby boom era who are now reaching the age of retirement should address these issues and also plan to perhaps pull money out of long-term type investments and put into shorter term investments with higher yields.  Another option is to take wealth while reinvesting in health.

Nutrition

Nutrition as we get older includes the importance of eating more calcium, fiber, iron, protein and vitamins.  Reduce calories by selecting nutrient-dense foods and eat smaller portions of foods high in fat, sugar, and sodium.  In addition to offering the nutrition education program sites and locations, we plan to include the so called meals-on-wheels programs.  A vast majority of communities around the United Sates have home-delivered meal programs.  Communities offer these programs direct or they are available through nonprofit and faith-based organizations.

Nutrition advice for someone who is between the ages of 48 and 57
As we age or caloric needs decrease, but our nutrient needs remain the same.  Therefore consume a healthy and well-balanced diet.  Reduce caloric intake and eat a high-fiber diet: eat lots of grains, fresh fruit and vegetables. Include foods high in calcium and vitamin D.  As we age our sense of taste decreases and people tend to use more salt.  Use salt substitutes such as Mrs. Dash.  It is also advisable to limit alcohol to 1 ounce per day.  Overall we should obtain annual checkups and receive screenings such as weight and height, body-mass index, lipid measurements, thyroid tests, blood glucose, bone density, and colorectal screening.

Nutrition advice for those 58 to 66
At this age range protein consumption decreases with age, so it is important to get enough protein to maintain energy levels. Additional screening is advisable to include vitamin B12, folic acid, iron, total iron binding capacity, total protein, albumin, transferrin, and hematocrit and hemoglobin tests.  Malnutrition also becomes a risk factor as we age because of changes in sense of smell and taste, and many people may reduce food intake or eat food that do not have nutrients.

What age do people need to start restricting their calories?
This depends greatly on how active you are. If an individual is sedentary, then they need to look at reducing their calories.  It is suggested that one should begin to think about reducing calories when they are above their desired weight or their waist size enlarges.  It is recommended to follow the U.S. Department of Agriculture food-pyramid guidelines at fnic.nal.usda.gov/dietary-guidance/dietary-guidelines.

Do Boomers need any vitamin supplements?
If Boomers eat a balanced diet full of fruits and vegetables, they will receive the needed vitamins and minerals.  However, many people do not eat a balanced diet and therefore it is recommended to take a daily multivitamin supplement.  Supplements recommended include; folic acid, vitamin D and vitamin E.  It is always advisable to check with your physician or nurse practitioner before starting any dietary supplement.  Supplements may be necessary due to a physiological problem such as osteoporosis, or medications such as antihypertensive medications.

Some concerns about Boomers and their eating habits
The rising rate of obesity is a major cause of preventable disease and premature death and it is increasing among aging people.  In 2009-2010, 38 percent of people age 65 and over were obese, compared with 22 percent in 1988-1994. In 2009-2010, 44 percent of people age 65-74 were obese, as were 29 percent of those age 75 and older. (Source: agingstats.gov.)  Nationally, according to the Centers for Disease Control and Prevention, 63 percent of adults are either overweight or obese.  These problems result from the consumption of unhealthy diets and this places individuals at risk for morbidity such as chronic diseases and increased mortality.  Health-care costs will increase due to the increasing numbers of overweight or obese adults.

Boomers hold on to old eating habits?
Eating is a learned behavior.  Food in general is plentiful and many people do not change their eating behaviors as they age.  We learn eating behaviors from our parents and we tend to eat what our parents eat.  Many Baby Boomers are children or grandchildren of individuals that lived during the Great Depression. Children were told to eat all of the food on their plate (waste not, want not), so they continue to eat well after they are full.   Eating is a learned behavior and we have learned to eat until we are full.  More and more people are eating out.  This may be more convenient, but the problem with eating out is that many places serve large portions and we tend to eat everything on our plates.  A suggestion for middle aged adults is to eat until we are half full or half of what is served, and take the remainder home to eat at another time.  As discussed above, as we age our need for calories reduces, so we have to reduce the caloric intake but still obtain the needed nutrients from a healthy diet.

Boomers need to start now, and not wait, to implement good eating habits or good nutrition
The consequences of being overweight or obese to an individual's health and well-being range from quality-of-life issues to a host of health conditions.  Health concerns include an increased risk for stroke, heart disease, certain cancers, diabetes, osteoarthritis, respiratory problems and other chronic conditions including constipation and malnutrition.  A healthy diet helps reduce risks for many of these health conditions. Although we are living longer, mortality increases as a result of chronic illnesses associated with obesity and poor nutrition.

Marketing

We have planned for three distinct and progressive marketing efforts.  We initially plan to market direct to communities and this effort will take place even as we build and expand our website.  Our next marketing effort is forming strategic alliances with complementing information and services businesses.  The third marketing strategy is to tactically employ search engine marketing while indexing our URL (Uniform Resource Locator) with various search engines.

The objective of the three marketing strategies is to drive viewers to our site for the purpose of generating revenue. Revenue will be generated by advertising, joint ventures, pay-per-click fees, and referral relationships. Advertising revenue is sales from banner placements on our site. The joint venture revenue is revenue derived from our content directing viewers to affiliates and their web sites that we have referral relationships. We plan to generate revenues from referrals and commissions from the purchase of products and services. The pay-per-click fees are fees we expect to generate from our site acting as a search engine for viewers searching and finding products, information and services. The referral relationship fees we anticipate receiving may come in the form of referrals such as medical services, doctor specialty services, and nutrition related products and diets.

Marketing to Communities:

Even though the country has begun to recover from the recession, it continues to affect local, state, and federal agencies at all stages of policy, programs, and planning. Just when spending on programs and services of the aging population is needed most it is not available and in most cases being reduced. It will be quite some time before municipalities have recovered enough where money to fund programs and services of any kind are available. As dire as the reality may be, many local state and federal programs for the aging population do exist. We plan to include these programs and services in our initial launch of our website. As we contact each municipality initially in the Southern California geographic area for inclusion in our site we plan to ask them to include our link on their sites. The benefit to us is the exposure, but for the municipality it can be considered an extension and expansion of their efforts to address and make available amenities for aging adults.

Strategic Alliances and Joint Ventures:

Our definition of “Strategic Alliances” is a cooperation that will be mutually beneficial to both parties. Aligning ourselves with complementing business and organizations we believe will result in a win-win situation for both parties. We will first identify all business and organizations where our content of information and services would be of value. This list will include nutritionists and nutrition stores, and medical supply companies just to name a few. We know our list will grow substantially as we further our business and we plan to place a concerted emphasis on this marketing strategy.

Search Engine Marketing:

Search Engine Marketing is a form of internet marketing that involves the promotion of websites by increasing their visibility through search engine results.  This optimization is achieved in many ways from simple listing on a search engine, to paid inclusion or sponsored listings and advertising.  Paid advertising or banner advertising is an obvious option that we plan to evaluate.  Paid inclusion involves a search engine company charging a fee for the inclusion of a website in their result pages.  Most notable search engine companies have paid inclusion products.   Depending upon the marketing approach by specifying particular schedules this form of marketing can dramatically increase our visibility in the marketplace and is a far less expensive alternative.

Growth Strategy of the Company

Our mission is to establish our website and continually expand our information and services that we plan to offer.  We will constantly strive to develop and cultivate new and alternative revenue generating opportunities.  Networking and strategic alliances and cooperation’s we believe will solidify a strategy for long-term growth.  A strategic and wisely executed marketing campaign we believe will be vital to expanding our client base while continuing to develop and offer quality information and superior services.  We plan to stay focused on these principles as the result will be a solid operation built for long-term success.

Competitor Analysis

Boomers, Inc. has many potential competitors in the internet information and services marketplace.  Competitors such as AARP (American Association of Retired Persons) and seniordiscounts.com are well established in the marketplace and have a substantial number of members.  We acknowledge that our competition is competent, experienced, and they have greater financial, development, and marketing resources than we do at the present. Our ability to compete may be adversely affected by the ability of these competitors to devote greater resources to site development, and marketing of their information and services than are available to us.

Some of Boomers, Inc.’s competitors may also offer a wider range of information and services and have greater name recognition.  They have greater customer loyalty bases and these competitors may be able to respond more quickly to new or changing opportunities and market swings.  In addition our competitors may be able to undertake more extensive promotional activities, offer a wider variety of information and services that are more attractive and comprehensive than Boomers, Inc. at the present.

12 Month Growth Strategy and Milestones

The following growth strategy and milestones are based on the estimates made by management.  The Company planned the goals and milestones after deducting estimated offering expenses estimated to be $5,300.  The costs associated with operating as a public company are included in our budget and management is responsible for the preparation of the required documents to keep the costs to a minimum.

The working capital requirements and the projected milestones are approximations and subject to adjustments.  Proceeds raised of $30,000 are budgeted to sustain operations for a twelve-month period.  If we begin to generate profits, we will increase our marketing activity accordingly.  We estimate generating revenue approximately six to nine months following closing of the offering.

Note: The Company planned the milestones based on quarters.

Quarter

0-3 Months                      (estimated expenditures $5,175)

•	Further define website development
•	Health Care
•	Financial Services
•	Nutrition
•	Map-out site design
•	Initiate marketing strategies and initiate contacts

4-6 Months                      (estimated expenditures $8,025)

•	Finalize overall website development
•	Finalize marketing plan
•	Search Engine Marketing
•	Strategic Alliances and Joint Ventures
•	Begin marketing plan for website and tie into design

7-9 Months                      (estimated expenditures $6,525)

•	Launch our website
•	Evaluate using outside marketing firm/individuals
•	Initiate drafting of a two-year overall business plan and Phase II Marketing Plan

10-12 Months                   (estimated expenditures $4,975)

•	Analyze effectiveness of website marketing/alternative marketing
•	Evaluate using outside marketing firm/individuals
•	Finalize detailed two-year marketing and business plan
•	Evaluate overall business of the Company and effectiveness

The foregoing represents our best estimate of the allocation of the proceeds of this offering based on planned use of funds for the our operations and current objectives.

Patents and Trademarks
At the present we do not have any patents or trademarks.

Need for any Government Approval of Products or Services
We do not require any government approval for our products.

In the event any of our operations or products requires government approval, we will comply with any and all local, state and federal requirements.

Government and Industry Regulation
We will be subject to federal laws and regulations that relate directly or indirectly to our operations including securities laws. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business.

Research and Development Activities
Other than time spent researching our business and target markets and segmentation, the Company has not spent any funds on research and development activities to date.  In the event opportunities arise from our operations, the Company may elect to initiate research and development activities, but the Company has no plans for any activities to date.

Environmental Laws
Our operations are not subject to any Environmental Laws.

Employees and Employment Agreements
We currently have one employee, our executive officer, Charles Seefeldt who currently devotes approximately 15 hours a week to our business and is responsible for the primary operation of our business.  Once the public offering is closed, Mr. Seefeldt plans to spend the time necessary to the development of the website content, oversight of the website design, marketing strategy, and direct the primary operations of the business.  There are no formal employment agreements between the company and our current employee.

DESCRIPTION OF PROPERTY

Boomers, Inc. uses an administrative office located at 20797 Fairway Drive, Patterson, California 95363.  Mr. Seefeldt, the sole officer and director of the Company, provides the office space free of charge and no lease exists.  We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock.  Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock.  The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stocks for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

-	Contains a description of the nature and level of risk in the market for penny stock in both Public offerings and secondary trading;

-
Contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

-	Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

-	Contains a toll-free number for inquiries on disciplinary actions;

-	Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

-	Contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

-	The bid and offer quotations for the penny stock;

-	The compensation of the broker-dealer and its salesperson in the transaction;

-	The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

-	Monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the Shares, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended.  With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC.  All reports and information filed by us can be found at the SEC website, www.sec.gov.

STOCK TRANSFER AGENT

We currently do not have a stock transfer agent.  Boomers, Inc. has identified several agents to retain that will facilitate the processing of the certificates upon closing of the offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying audited financial statements, the Company has a positive current ratio and Company has incurred an accumulated deficit of $5,000 and the Company has $5,100 cash and cash equivalents for the period from Inception (October 23, 2012) to November 30, 2012.  These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The following table provides selected financial data about our company for the period from the date of Inception (October 23, 2012) through November 30, 2012.  For detailed financial information, see the financial statements included in this prospectus.

Audited Balance Sheet Data:

Cash	$5,100
Total assets	$5,100
Total liabilities	$0
Shareholders’ equity	$5,100

Other than the shares offered by this prospectus, no other source of capital has been identified or sought.  If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our sole officer and director, has verbally agreed to advance the Company funds to complete the registration costs and other costs that occur until the potentially six months that the offering will continue.

The Company plans to commence operations and execute its business plan as discussed in the “Use of Proceeds” section upon receipt of the first proceeds received from the raise. Until the Company receives funds from the raise, Mr. Seefeldt, our sole office and director, has agreed to advance the Company funds to meet its obligations. We anticipate the costs of these obligations could total approximately $5,000 and these advances will not be repaid from the raised funds. While management estimates $5,000 for such costs; there is no maximum amount of funds that Mr. Seefeldt has agreed to provide. Mr. Seefeldt, because he is the sole officer and director, and although he has orally agreed to fund such amounts, as the sole officer and director such agreement is not binding and therefore it is within his sole discretion to provide such funds.

Plan of Operation

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying audited financial statements, the Company has a positive current ratio and Company has incurred an accumulated deficit of $5,000 and the Company has $5,100 cash and cash equivalents for the period from Inception (October 23, 2012) to November 30, 2012.  These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The pace of the growth of the Company is dependent upon its ability to obtain financing through this public offering and upon future profitable operations from the development of its planned business.  These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Proposed Milestones to Implement Business Operations

The following and milestones are based on the estimates made by management.  The Company planned the goals and milestones after deducting estimated offering expenses estimated to be $5,300.  The costs associated with operating as a public company are included in all our budgeted scenarios and management is responsible for the preparation of the required documents to keep the costs to a minimum.

The working capital requirements and the projected milestones are approximations and subject to adjustments. Offering proceeds raised of $30,000 is budgeted to sustain operations for a twelve-month period. If we begin to generate profits, we will increase our marketing activity accordingly. We estimate generating revenue approximately six to nine months following closing of the offering which we believe will be sufficient to sustain operations. We plan to secure affiliations and joint-venture relationships with companies that are referenced in our content. For content such as Nutrition it is not geographically sensitive to generating revenue. The content may include articles and forums on diets and alternative healthy products. We plan to include hyperlinks within the articles where the reader can click and then they be taken directly to a web site where these items or products can be purchased. We would only incur the cost of the content and derive revenue from the referral.

We plan to complete our milestones as follows:

0- 3 MONTHS
Estimated expenditures this quarter - $5,175

Management plans to further define our website development including the following areas: Financial Services, Health Care, Nutrition, and Living and Lifestyle Options . We have budgeted $2,000 in the Website Development line item in the “Use of Proceeds” section for this content development expense. E valuating and placing an initial deposit with a web designer is a key factor to our start-up efforts as it will tie-in with the site development. We have budgeted $1,500 in the Website Design line item for the deposit towards this service. The cost for the Company to keep in compliance is budgeted in the Accounting line item for $750. Office Supplies for the quarter are budgeted at $550. In the General Working Capital line item we have budgeted $375 for other expenses including, but not limited to, postage, telephone services, overnight delivery services and other general operating expenses. Our overall goal for this timeframe is to further develop the Boomer plan to initiate placing it on the world-wide-web.

4-6 MONTHS
Estimated expenditures this quarter - $8,025

Boomers, Inc. plans to finalize its overall website development during this timeframe. We have budgeted $2,000 in the Website Development line item for finalizing the development.  We have also budgeted $1,500 in the Website Design line item in the “Use of Proceeds” section to tie-in the development and marketing efforts with our site.  We plan to finalize our marketing plan for: Search Engine Marketing, Marketing to Communities, and Strategic Alliances with Joint Ventures.  We have budgeted $2,000 from the Sales and Marketing line item for this expense.  The cost for the Company to keep in compliance is budgeted in the Accounting line item for $750.  In addition, we have budgeted $1,000 for Legal and Professional for reviewing any and all contractual obligations of the Company that we may incur.  Office Supplies for the quarter are budgeted at $400.  In the General Working Capital line item we have budgeted $375 for other expenses including, but not limited to, postage, telephone services, overnight delivery services and other general operating expenses.  The goal for this quarter is to finalize development efforts, initiate marketing strategies, and tie-in all efforts on the website.

7-9 MONTHS
Estimated expenditures this quarter - $6,525

Our goal for this timeframe is to launch our website.  We have budgeted $2,000 for further website development and finalization of the mapping efforts.  The funds for these efforts are allocated for in the Website Development line item in our “Use of Proceeds” section.   Additional funds of $500 have been allocated for the Website Design in the “Use of Proceeds” section.  We have budgeted $2,000 in the in the Sales and Marketing line item for marketing support and related activities associated with our launch.  The cost for the Company to keep in compliance is budgeted in the Accounting line item for $750.  Office Supplies for the quarter are $400.  In the General Working Capital line item we have budgeted $375 for other expenses including, but not limited to, postage, telephone services, overnight delivery services and other general operating expenses.  In addition, we have budgeted $500 for Legal and Professional for reviewing any contractual related obligations of the Company that we may incur.  Our overall goal for this timeframe is to launch our website and initiate our marketing campaign.

10-12 MONTHS
Estimated expenditures this quarter - $4,975

By the fourth quarter of operations, we hope to have generated revenues sufficient to sustain operations.  We have allocated $1,000 in the in the Website Development line item for tailoring our site based on operations to date and user feedback.  Any funds not utilized by this time will be reallocated to the working capital line item.  The cost for the Company to keep in compliance and complete our annual audit is budgeted in the Accounting line item for $2,200 and is a fixed cost we will incur.  In addition, we have budgeted $1,000 for Legal and Professional fees for opinions or to review any contractual obligations that may result as we further our business.  Office Supplies for the quarter are budgeted at $400.  In the General Working Capital line item we have budgeted $375 for other expenses including, but not limited to, postage, telephone services, overnight delivery services and other general operating expenses.  During this timeframe we hope to have generated revenues and plan to analyze our past nine months of operations.  We plan to further evaluate the use of an outside marketing firm or individuals to market our site.  Overall, reviewing our operations to date will allow the Company to identify and make any necessary adjustments and changes to further the growth of the Company.  In addition, this review will provide valuable information for finalizing a two-year overall business plan.

Note: The Company planned milestones are based on quarters following the closing of the offering.  We currently consider the foregoing project our priority and intend to use the proceeds from this offering for such projects.  Any line item amounts not expended completely, as detailed in the Use of Proceeds, shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations.

CRITICAL ACCOUNTING POLICIES

A.	BASIS OF ACCOUNTING

The financial statements are prepared using the accrual method of accounting.  The statements were prepared following generally accepted accounting principles of the United States of America consistently applied.  The Company has elected a November 30, year-end date.

B.	BASIC EARNINGS PER SHARE

The Company has adopted ASC Topic 260 “Earnings per Share” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period.  There are no dilutive shares outstanding.

No significant realized exchange gains or losses were recorded from audit period Inception (October 23, 2012) to November 30, 2012 and the Company had $5,100 in cash and equivalents at audited period ending Inception (October 23, 2012) to November 30, 2012.

C.	CASH EQUIVALENTS

Cash and cash equivalents are maintained at financial institutions and, at times, balances may exceed federally insured limits. The Company has never experienced any losses related to these balances. All non-interest bearing cash balances were fully insured at November 30, 2012 to a temporary federal program in effect from December 31, 2010 through December 31, 2012. Under the program, there is no limit to the amount of insurance for eligible accounts. Beginning 2013, insurance coverage will revert to $250,000 per depositor at each financial institution, and the Company's non-interest bearing cash balances may again exceed federally insured limits.  The Company had $5,100 in cash and cash equivalent at audit period ending November 30, 2012.

D.	USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

E.	INCOME TAXES

Deferred  income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with ASC Topic 740, “Accounting for Income Taxes,” which requires the use of the asset/liability method of accounting for income taxes.  Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

NEW ACCOUNTING PRONOUNCEMENTS

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FISCAL DISCLOSURE

On March 22, 2013, Peter Messineo, CPA declined to sit for re-appointment as the Company’s independent registered audit firm due to changes in his firm. On December 17, 2012, Peter Messineo joined the firm now known as DKM Certified Public Accountants.

The report of Peter Messineo, CPA as of November 30, 2012 and for the period October 23, 2012 (date of inception) through November 30, 2012 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle except to indicate that there was substantial doubt about the Company ability to continue as a going concern.

During the fiscal years ended November 30, 20, and through each subsequent period, there have been no disagreements with Peter Messineo, CPA on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Peter Messineo, CPA would have caused them to make reference thereto in connection with their report on the above referenced financial statements.

On March 22, 2013, The Company engaged DKM Certified Public Accountants as their independent registered accounting firm.

FINANCIAL DISCLOSURE

Our fiscal year end is November 30.  We intend to provide financial statements audited by an Independent Registered Accounting Firm to our shareholders in our annual reports.  The audited financial statements for the period from the Date of Inception, October 23, 2012, through November 30, 2012 are located in the section titled “Financial Statements”.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified.  Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or she is removed from office.  The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of our officer and director is set forth below:

Name	Age	First Year as Director	Position
Charles Seefeldt *	60	October 2012	President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, Principle Accounting Officer, Sole Director
__________
* For period from inception (October 23, 2012) through current Mr. Charles Seefeldt is the President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, Principle Accounting Officer and sole Director of the Company.

The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when such director's successor is elected and qualifies.  No date for the next annual meeting of stockholders is specified in the Company's bylaws or has been fixed by the Board of Directors.  The term of office of each officer of the Company ends at the next annual meeting of the Company's Board of Directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer's successor is elected and qualifies.

Directors are entitled to reimbursement for expenses in attending meetings but receive no other compensation for services as directors. Directors who are employees may receive compensation for services other than as director. No compensation has been paid to directors for services.

BACKGROUND INFORMATION ABOUT OUR OFFICER AND DIRECTOR

The following information sets forth the backgrounds and business experience of the directors and executive officers.

Charles Seefeldt – President, Secretary, Treasurer and Director - From 2005 through current, Mr. Seefeldt is the Manager of Real Estate grande Estate Sale DPA. The Company is an on-site Real Estate office for a 33,000 acre project. Mr. Seefeldt is in charge of sales and developing, planning , and processing DRE requirements for the project . Mr. Seefeldt also served on the Board of the HOA for two terms, and was responsible for the correction to the road construction within the project. From 1996-2005 Mr. Seefeldt was an Owner and Partner in Wesley Triangle highway project 144 Acres. The company purchased 144 acres from the state of California as agriculture property and processed the site and rezoned it as Hwy-Commercial property. From 1995 through current, Mr. Seefeldt is a Distributor and Advisor for AdvoCare Nutritional Company. AdvoCare is a premier health and wellness company offering world-class energy, weight-loss, nutrition, and sports performance products. From 1986 through 1995, Mr. Seefeldt was the Vice President of Sassco Land Development. His duties included forward land planner for the Tracy Hills Development which was a multi-use project that included over 1,200 acres of residential, commercial and industrial use zonings. Mr. Seefeldt was instrumental in the acquisition of the Widen Water District and the transfer of the district to the city of Tracy. From 1980 through 1985, Vice President, Director of Marketing for Professional Associate Realty Real Estate. This firm was the largest Agricultural Broke House in the State with over a Billion in sales. Mr. Seefeldt received a Bachelor of Science degree from University of California, Los Angeles in 1975.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied within a timely fashion.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our President, Secretary, Treasurer, and Director who occupied such position as of the date of this Prospectus, for all services rendered in all capacities to us for the period from Inception (October 23, 2012) through November 30, 2012.  The Company does not have employment agreements with any of the persons named below (and has not presently entered into such agreements with any such persons), and does not pay them a salary or other compensation at the present time We also do not currently have any benefits, such as health or life insurance, available to our employees.

Name and Position	Year*	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

Charles Seefeldt President, CEO, CFO , Secretary, Treasurer, Director	*	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
_________
*     For period from Inception (October 23, 2012) through current.

OPTION GRANTS

There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE

There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

LONG-TERM INCENTIVE PLAN (“LTIP”) AWARDS

There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

COMPENSATION OF DIRECTORS

Our directors did not receive any compensation for their services as directors from our inception to the date of this Prospectus. We have no formal plan for compensating our directors for their services in the future in their capacity as directors; however we will reimburse any director for out-of-pocket expenses incurred with board meetings.

EMPLOYMENT CONTRACTS AND OFFICERS’ COMPENSATION

Since the Date of Incorporation on October 23, 2012,  Boomers, Inc. has not compensated Mr. Seefeldt, the President, Secretary and Treasurer.  The Board of Directors will determine future compensation and, as appropriate, employment agreements executed.   We do not have any employment agreements in place with our sole officer and director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.  The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we cannot guarantee.  The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

			Percent of Class
Title of Class	Name, Title and Address of Beneficial Owner of Shares (1)	Amount of Beneficial Ownership (2)	Before Offering	After Offering (3)
Common	Charles Seefeldt, President, CEO, and Director	10,000,000	100%	77%

All Officers and Directors as a Group		10,000,000	100%	77%
_____________
1.  The address of each executive officer and director is c/o Boomers, Inc., 20797 Fairway Drive, Patterson, California 95363.

2.  As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

3.  Assumes the sale of the fixed amount of this offering (3,000,000 shares of common stock) by Boomers, Inc.. The aggregate amount of shares to be issued and outstanding after the offering is 13,000,000.

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 10,000,000 shares have been issued to the existing stockholder, all of which are held by our sole officer and director and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act.  Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition.  Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

Our principal shareholder does not have any plans to sell his shares at any time after this offering is complete.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Charles Seefeldt is our sole officer and director.  We are currently operating out of the premises of Mr. Seefeldt and he provides the Company office space on a rent-free basis for administrative purposes.  There is no written agreement or other material terms or arrangements relating to said arrangement.

Ms. Charles Seefeldt is a promoter of the Company and shall receive no compensation for the placement of the offering.

We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors.  We have not yet formulated a policy for handling conflicts of interest, however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

On October 31, 2012 the Company issued 5,000,000 shares of common stock at $0.001 par value to Charles Seefeldt, the Company’s founder, for an equity investment received in the amount of $5,000.

On October 31, 2012 the Company issued 5,000,000 shares of common stock at $.001 par value to Charles Seefeldt, the Company’s founder, for services including formation of the Company and for work performed over the last five months developing and furthering the business of the Company.  These services were valued in the amount of $5,000.

In support of the Company’s efforts and cash requirements, it is relying on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing.  These amounts would represent advances or amounts paid in satisfaction of certain liabilities as they come due. The advances may be considered temporary in nature and may not be formalized by a promissory note.  The Company does not have any advances by related parties that are currently outstanding.

The Company plans to commence operations and execute its business plan as discussed in the “Use of Proceeds” section upon receipt of the first proceeds received from the raise.  Release of the funds to the Company is based upon our escrow agent, Law Offices of Harold P. Gewerter, Esq. Ltd., reviewing the records of the depository institution holding the escrow to verify that that the checks have cleared prior to releasing the funds to the Company.  Until the Company receives funds from the raise, Mr. Seefeldt, our sole office and director, has agreed to advance the Company funds to meet its obligations.  We anticipate the costs of these obligations could total approximately $5,000 and these advances will not be repaid from the raised funds.  While management estimates $5,000 for such costs; there is no maximum amount of funds that Mr. Seefeldt has agreed to provide.  Mr. Seefeldt, because he is the sole office and director, and although he has orally agreed to fund such amounts, as the sole officer and director such agreement is not binding and therefore it is within his sole discretion to provide such funds.

The majority shareholder has pledged his support to fund continuing operations; however there is no written commitment to this effect.  The Company is dependent upon the continued support of this member.

The Company utilizes space provided by the majority shareholder without charge.  Rent was $0 for all periods presented.

The Company does not have an employment contract with its key employee, the sole shareholder who is the Chief Executive Officer and Chief Financial Officer.

The amounts and terms of the above transactions may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties.

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his/her position, if he/she acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. The Company plans to register our common stock pursuant to the Securities Exchange Act of 1934. Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q, and 8-K, proxy statements, under Section 14 of the Exchange Act and other information with the Commission. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission’s Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

FINANCIAL STATEMENTS

BOOMERS, INC.
Financial Statements
For the Period Ended November 30, 2012

Peter Messineo Certified Public Accountant 1982 Otter Way Palm Harbor FL 34685 peter@pm-cpa.com T 727.421.6268 F 727.674.0511

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders:
Boomers, Inc.
Patterson, California

I have audited the balance sheet of Boomers, Inc., a development stage company, as of November 30, 2012 and the related statement of operation, changes in stockholders’ equity, and cash flows for the period October 23, 2012 (date of inception) through November 30, 2012. These financial statements are the responsibility of the Company’s management.  My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements were free of material misstatement.  The Company was not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting.  My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that were appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, I express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provide a reasonable basis for my opinion.

In my opinion, the financial statements, referred to above, present fairly, in all material respects, the financial position of Boomers, Inc. as of November 30, 2012 and the results of its operations and its cash flows for the period October 23, 2012 (date of inception) through November 30, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred a loss, has not generated revenue, has not emerged from the development stage, and may be unable to raise further funds through equity or other traditional financing. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Peter Messineo, CPA
Peter Messineo, CPA
Palm Harbor, Florida
December 12, 2012

Audited Financial Statements as of November 30, 2012

BOOMERS, INC. (A DEVELOPMENT STAGE COMPANY)
BALANCESHEET

November 30,
2012
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$5,100
Total Current Assets	5,100

TOTAL ASSETS	$5,100

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$-
Total Current Liabilities	-

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 5,000,000 shares authorized;
no shares issued and outstanding	-

Common stock, $0.001 par value; 70,000,000 shares authorized;
10,000,000 shares issued and outstanding	10,000
Capital in excess of par value	100
Accumulated deficit during development stage	(5,000)
5,100

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$5,100

See notes to the financial statements

BOOMERS, INC. (A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

For the period from October 23, 2012 (Date of Inception) to
November 30, 2012

REVENUE:
Sales	$-

OPERATING EXPENSES
Selling, general and administrative expenses	5,000
TOTAL OPERATING EXPENSES	5,000

NET LOSS	$(5,000)

NET LOSS PER COMMON SHARE, BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	7,894,737

See notes to the financial statements

BOOMERS, INC. (A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY

			Capital in		Total
	Common Stock		Excess of	Accumulated	Stockholders'
	Shares	Amount	Par Value	Deficit	Equity (Deficit)

Balance, October 23, 2012 (date of inception)	-	$-	$-	$-	$-

Capital contribution	-	-	100	-	100

Shares issued for cash of $0.001 per share (October 31, 2012)	5,000,000	5,000	-	-	5,000

Shares issued for services valued at $0.001 per share (October 31, 2012)	5,000,000	5,000	-	-	5,000

Net loss	-	-	-	(5,000)	(5,000)

Balance, November 30, 2012	10,000,000	$10,000	$100	$(5,000)	$5,100

See notes to the financial statements

BOOMERS, INC. (A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS

For the Period from October 23, 2012 (Date of Inception) through
November 30, 2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,000)
Adjustments to reconcile net loss to net cash and cash equivalents
Common stock issued for services	5,000
Net cash used by operating activities	-

CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash used by investing activities	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash contribution from shareholder	100
Proceeds from issuance of shares of stock	5,000
Net cash provided by financing activities	5,100

Net increase in cash and cash equivalents	5,100

Cash and cash equivalents, beginning of period	-

Cash and cash equivalents, end of period	$5,100

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-

See notes to the financial statements.

Boomers Inc.
(A Development Stage Company)
Notes to Financial Statements
The Period from October 23, 2012 (Date of Inception) through November 30, 2012

1.	Background Information

Boomers, Inc., a Nevada corporation, (the “Company”) is a development stage company with a principal business as an information and services provider web site.  Our target market is the baby boomers population and we plan to offer information and services that we feel are of value to this market segment. This is a significant percentage of the population where the age range is from 48 to 66 years of age.  Our website plans to offer information and services to enhance one’s life. We plan to offer a selection of information and services including financial planning, nutrition, exercise, living and lifestyle options, community and civic engagement, health care, and more. The Company was incorporated on October 23, 2012 with its corporate headquarters located in Patterson, California.

2.	Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred a significant loss since inception. As of November 30, 2012, the Company has an accumulated deficit of $5,000.  The Company is currently pursuing the following sources of short and long-term working capital: (a) equity investments through the issuance of the Company’s common stock; (b) traditional debt financing through banks; and (c) temporary funding through advances and loans from its sole shareholder.

The Company’s ability to continue as a going concern is highly dependent on our ability to obtain additional sources of cash flow sufficient to fund our working capital requirements. However, there can be no assurance that the Company will be successful in its efforts to secure such cash flow. Any failure by us to timely procure additional financing or investment adequate to pay our outstanding debt and fund our ongoing operations, including planned product development initiatives and commercialization efforts, will have material adverse consequences on our financial condition, results of operations and cash flows.

In view of these matters, there is substantial doubt that the Company will continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

3.	Significant Accounting Policies

The significant accounting policies followed are:

Use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Development Stage Company - The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Financial instruments - Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value hierarchy distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
•
Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of November 30, 2012. The Company uses the market approach to measure fair value for its Level 1 financial assets and liabilities. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets and liabilities.

The respective carrying value of certain on-balance sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

Cash and cash equivalents - Cash and cash equivalents are maintained at financial institutions and, at times, balances may exceed federally insured limits. The Company has never experienced any losses related to these balances. All non-interest bearing cash balances were fully insured at November 30, 2012 through a temporary federal program in effect from December 31, 2010 through December 31, 2012. Under the program, there is no limit to the amount of insurance for eligible accounts. Beginning 2013, insurance coverage will revert to $250,000 per depositor at each financial institution, and the Company's non-interest bearing cash balances may again exceed federally insured limits.

Revenue Recognition - The Company recognizes revenue from the sale of products and services in accordance with the Securities and Exchange Commission Staff Accounting Bulletin No. 104 (“SAB 104”), “Revenue Recognition in Financial Statements.”  The Company has not generated any revenues as of November 30, 2012.

Income taxes - Income taxes are accounted for under the asset and liability method. Deferred income tax assets and liabilities are computed on the basis of differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based upon enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company accounts for tax uncertainties under the provisions of FASB ASC 740-10 “Uncertainty in Income Taxes” (ASC 740-10). The Company has not recognized a liability as a result of the implementation of ASC 740-10. A reconciliation of the beginning and ending amount of unrecognized tax benefits has not been provided since there is no unrecognized benefit since the date of adoption. The Company has not recognized interest expense or penalties as a result of the implementation of ASC 740-10. If there were an unrecognized tax benefit, the Company would recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.

Earnings (loss) per share - Basic income (loss) per share is computed by dividing net income (loss) attributable to common stockholders by the weighted average common shares outstanding for the period. Diluted income (loss) per share is computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options and warrants and the conversion of notes payable to common stock. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered anti-dilutive and thus are excluded from the calculation.

Recent accounting pronouncements - Recent accounting pronouncements issued by FASB (including EITF), the AICPA and the SEC did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

4.	Equity

The Company has authorized the following classes of stock:

Preferred Stock
Boomers, Inc. has no current plans to either issue any preferred stock or adopt any series, preferences, or other classification of the 5,000,000 shares of preferred stock authorized with a par value $.001 as stated in the Articles of Incorporation.  Preferred stock has rights upon liquidation, however, there has been no designation of preference to this class of stock for (a) voting rights; (b) dividends; or (c) effect of delaying, deferring, or preventing a change in control of the company without further action by the stockholders which may adversely affect the voting and other rights of the holders of common stock.

Common Stock
Boomers, Inc.’s authorized capital stock consists of 70,000,000 shares of common stock, with a par value of $0.001 per share.

On October 31, 2012, the Company received cash, in the amount of $5,000, in exchange for 5,000,000 shares of common stock, from its founder.  Shares were issued at par value.

On October 31, 2012 the Company issued 5,000,000 common shares to its founder for incorporation and market plan development.  Shares were valued at the fair market for the services rendered, in the amount of $5,000 or $.001 per share.

5.	Related Party Transactions

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attain adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for support by its shareholder.  As of November 30, 2012 there were no advances or amounts due to our shareholder.

The Company does not own or lease property or lease office space. The office space used by the Company was arranged by the founder of the Company to use at no charge.

The Company does not have employment contracts with its key employee, the controlling shareholder, who is its sole officer of the Company.

The amounts and terms of the above transactions may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties.

6.	Commitments and Contingencies

From time to time the Company may become a party to litigation matters involving claims against the Company.  Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

7.	Subsequent Events

Management has evaluated subsequent events through December 12, 2012, the date the financial statements were available to be issued.  Management is not aware of any significant events that occurred since November 30, 2012 that would require disclosure.

DEALER PROSPECTUS DELIVERY OBLIGATION

“UNTIL___________________________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS.  THIS IS IN ADDITION TO THE DEALERS’ OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.”

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by Boomers, Inc. in connection with registering the sale of the common stock. Boomers, Inc. has agreed to pay all costs and expenses in connection with this offering of common stock. Set for the below is the estimated expenses of issuance and distribution, assuming the all-or-none fixed amount of offering proceeds are raised.

Legal and Professional Fees	$1,500
Accounting Fees	$2,200
Edgar Fees	$800
Blue Sky Qualifications	$800

Total:	$5,300

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Boomers, Inc.’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. Boomers, Inc. indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney’s fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at Boomers, Inc. request as an officer or director. Boomers, Inc. may indemnify such individual against all costs, expenses, and liabilities incurred in a threatened, pending or completed action, suit, or proceeding brought because such individual is a director or officer. Such individual must have conducted himself/herself in good faith and reasonably believed that his/her conduct was in, or not opposed to, Boomers, Inc.’s best interests. In a criminal action, he/she must not have had a reasonable cause to believe his/her conduct was unlawful.

NEVADA LAW

Pursuant to the provisions of Nevada Revised Statutes 78.751, Boomers, Inc. shall indemnify any director, officer and employee as follows: Every director, officer, or employee of Boomers, Inc. shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/he may be made a party, or in which he/he may become involved, by reason of being or having been a director, officer, employee or agent of Boomers, Inc. or is or was serving at the request of Boomers, Inc. as a director, officer, employee or agent of Boomers, Inc., partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/he is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of Boomers, Inc. Boomers, Inc. shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of Boomers, Inc. as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception.  No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On October 31, 2012 the Company issued 5,000,000 shares of common stock at $0.001 par value to Charles Seefeldt, the Company’s founder for an equity investment of $5,000.

On October 31, 2012 the Company issued 5,000,000 shares of common stock at $.001 par value to Charles Seefeldt, the Company’s founder, for services including formation of the Company and for work performed over the last five months developing and furthering the business of the Company.  These services were valued in the amount of $5,000.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933.

EXHIBITS.

The following exhibits are included with this registration statement:

Exhibit Number.	Name/Identification of Exhibit

3.1	Articles of Incorporation *

3.2	Bylaws *

5.1	Opinion of Harold P. Gewerter, Esq. *

23.1	Consent of Independent Auditor

23.2	Consent of Counsel (See Exhibit 5) *

99	Additional Exhibits

99.1	Subscription Agreement *

99.2	Escrow Agreement *

* Previously filed on December 18, 2012 as an exhibit to the Registrant’s Registration Statement on Form S-1 incorporated herein by reference.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)	To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
(2)
 That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the  Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5)
 That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
v.
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Patterson, State of California on March 25, 2013.

Boomers, Inc. (Registrant)

By:	/s/ Charles Seefeldt
Charles Seefeldt
President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Charles Seefeldt
Charles Seefeldt	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director	March 25, 2013